                                                                 EXHIBIT 10.41.4


                                SALARY AMENDMENT
                         Dated as of September 1, 2001
                                       To
                              EMPLOYMENT AGREEMENT


WHEREAS, ACTV, INC. ("ACTV") and DAVID REESE ("Employee") are parties to an employment agreement (as the same may have been amended prior to the date hereof, the "Employment Agreement") pursuant to which ACTV or an affiliate of ACTV currently employs Employee; and

WHEREAS, in a joint effort to address ACTV's current financial needs, ACTV desires, and Employee has agreed, to amend the Employment Agreement, effective as of September 1, 2001, to effect a reduction in the annual salary currently being paid to Employee thereunder;

NOW, THEREFORE, in consideration of the premises, the parties hereby agree as follows:

1. Salary Reduction. During the period commencing on the date hereof to and including the earliest of (i) such date (if any) as the Chief Executive Officer of ACTV may, in his sole discretion, hereafter rescind this instrument for and on behalf of ACTV by written notice to Employee or (ii) the date (if any) of any final disposition of all or substantially all of ACTV's stock, businesses and/or assets (the date of any such rescission or disposition being a "Rescission Date"), Employee shall accept a $17,632.00 reduction in his current annual salary, with the result that from and after September 1, 2001 to and including the Rescission Date, Employee's annual salary under his Employment Agreement (exclusive of any bonus or other compensation payable thereunder) shall, notwithstanding any provision of Employee's Employment Agreement to the contrary, be Three Hundred Thousand dollars ($300,000.00), less applicable withholding taxes and other payroll deductions required by law, payable in accordance with ACTV's customary payroll practices. Nothing herein shall be deemed to obligate ACTV (or any ACTV affiliate) to pay to Employee, prior to, upon or after the Rescission Date (if any), any sum that Employee shall have foregone prior thereto as a consequence of this instrument, except as herein otherwise expressly provided in Section 2 below.

2. Severance Adjustment. Any severance that shall become payable to Employee under his Employment Agreement during or after the term of this instrument shall be calculated without reference to either this instrument or the salary reduction effected hereby.

3. Waiver. By his acceptance and execution of this instrument, Employee acknowledges and confirms his consent hereto and waives any claim that the herein-specified reduction of his annual salary from the date hereof to and including the Rescission Date constitutes a breach of, or otherwise provides him with any right to terminate his employment under, his Employment Agreement.

4. Ratification. As hereinabove amended, Employee's Employment Agreement is hereby ratified and confirmed to be in full force and effect.

5. Governing Law. This instrument shall be governed by the laws of the State of New York, without reference to such State's laws governing conflicts of laws.

IN WITNESS WHEREOF, ACTV and the undersigned Employee have executed this instrument as of the date first set forth above.

                                      ACTV, INC.


                                      By: /s/ Day L. Patterson
                                          ------------------------------
                                              Title:


                                      /s/ David Reese
                                      ---------------------------------
                                               DAVID REESE
                                               ("Employee")